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                                                                   EXHIBIT 10.16


                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 1st day of January, 1996, between S Consulting, Inc. a Georgia corporation (the "Company"), and William J. Simione, Jr. (the "Executive").

                                  INTRODUCTION

         The Company and the Executive desire to enter into an employment agreement embodying the terms and conditions of Executive's employment.

         NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS

         (a) "Affiliate" means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with the Company.

         (b) "Applicable Period" means the period of the Executive's employment hereunder and for one (1) year after termination of his employment with the Company; and provided, the Applicable Period shall continue for so long as Executive receives annual base salary hereunder pursuant to Section 4(e), or 4(g), and shall continue for three (3) years after termination of employment if the Executive receives payment under Section 4(f); and provided further in the case of a termination not governed by Section 4(f) by the Executive for Good Reason or by the Company without Cause, or in the case of a non-renewal of this Agreement at the end of the original term or any extended term, the Applicable Period shall not extend beyond the period during which the Executive receives annual base salary.

         (c) "Area" means the United States excluding Wyoming, South Dakota and Montana.

         (d) "Business of the Company" means any business that involves the marketing, sale or performance of administrative, consulting, management or information systems outsourcing services to Medicare certified and other home healthcare agencies (including but not limited to hospital-based and hospital affiliated home health organizations, visiting nurse associations, health departments, Health Maintenance Organizations, proprietary organizations and claim organizations), hospitals, nursing homes, ambulatory facilities, long-term care providers and other health-care related providers of health care products and services, and management companies in the business of providing support or management services to any such providers.



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         (e) "Cause" the occurrence of any of the following events: (i) willful and continued failure (other than such failure resulting from his incapacity during temporary physical or mental illness) by the Executive to substantially perform his duties with the Company or an Affiliate; (ii) any act by the Executive of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate; (iii) conviction of the Executive for a felony or any other crime involving moral turpitude pertaining to the Business; or (iv) the habitual and disabling use by the Executive of alcohol or drugs; or (v) a violation by the Executive of the provisions of Section 5, 6 or 7 of this Agreement.

         (f) "Change in Control" means the consummation of (i) a merger, consolidation, share exchange, combination, reorganization, or like transaction involving the Company in which the shareholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction, (ii) the sale or transfer (other than as security for the Company's obligations) of more than fifty percent (50%) of the assets of the Company in any transaction, a series of related transactions, or a series of transactions occurring within a one (1) year period, (iii) except as a result of a Public Offering, the sale or transfer of fifty percent (50%) or more of the value or voting power of the issued and outstanding capital stock of the Company by the holders thereof in a single transaction, a series of related transactions, or a series of transactions occurring within a one (1) year period, or (iv) the dissolution or liquidation of the Company.

         (g) "Company Invention" means any Invention which is conceived by the Executive alone or in a joint effort with others during the period of the Executive's employment hereunder which (i) may be reasonably expected to be used in a product of the Company, or a product similar to a Company product,
(ii) results from work that the Executive has been assigned as part of his duties as an employee of the Company, (iii) is in an area of technology which is the same or substantially related to the areas of technology with which the Executive is involved in the performance of his duties as an employee of the Company, or (iv) is useful, or which the Executive reasonably expects may be useful, in any manufacturing or product design process of the Company. Provided, the term "Company Invention" does not include any invention unrelated to the Business of the Company.

         (h) "Competing Business" means any person, firm, corporation, joint venture or other business entity which is engaged in the Business of the Company (or any aspect thereof) within the Area.

         (i) "Confidential Information" means data and information relating to the business of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through its relationship to the Company and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. The provisions in this Agreement restricting the use of Confidential Information shall survive for a period of two (2) years following termination of this Agreement.

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         (j) "Disability" means a disability of the Executive within the meaning of Section 72(m)(7) of the Internal Revenue Code; that is, the Executive is unable to engage in any substantial gainful activity with the Committee or any other employer, by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued and indefinite duration. If the Executive claims to have a Disability, he shall submit to the Company a written request for Disability status together with medical evidence from a licensed physician identifying the existence of a Disability within the meaning of this definition. The Company may then elect to have the Executive submit to an examination by a licensed physician selected by the Company. In the event of a difference of opinion between the physicians, the final determination as to whether the Executive is subject to a Disability shall be made by a reasonable mutually agreeable independent physician consistent with the requirements set forth in the Company's disability policy.

         (k) "Good Reason" means the occurrence of any of the following events:
(i) the nature of the Executive's duties or the scope of his responsibilities are materially modified without the Executive's written consent, or (ii) the Company changes the location of the Executive's place of employment to more than thirty miles from its present location without the prior consent of the Executive.

         (l) "Invention" means any discovery, whether or not patentable, including, but not limited to, any useful process, method, formula, technique, machine, manufacture, composition of matter, algorithm or computer program, as well as improvements thereto, which is new or which the Executive has a reasonable basis to believe may be new.

         (m) "Public Offering" means the offering or sale by the Company of equity securities pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended, or any comparable law then in effect, and the effective date of any such Public Offering shall be the first day on which the securities covered thereby may lawfully be offered and sold pursuant to such registration statement.

         (n) "Trade Secrets" means information relating to the Business of the Company including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The provisions in this Agreement restricting the use of Trade Secrets shall survive termination of this Agreement for so long as is permitted by the Georgia Trade Secrets Act of 1990, O.C.G.A. ss.ss. 10-1-760-10-1-767.

         (o) "Work" means a copyrightable work of authorship relating to the Business of the Company, including without limitation, any technical descriptions for products, user's guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials.

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2.       TERMS AND CONDITIONS OF EMPLOYMENT.

         (a) Employment. The Company hereby employs the Executive as its President and the Executive accepts such employment with the Company in such capacity subject to the terms and conditions hereof. The Executive shall report to the Chief Executive Officer of the Company and shall have such authority and responsibilities and perform such duties as shall reasonably be assigned to the Executive from time to time by the Chief Executive Officer of the Company.

         (b) Exclusivity. Throughout the Executive's employment hereunder, the Executive shall devote substantially all the Executive's time, energy and skill during regular business hours to the performance of the duties of the Executive's employment (vacations and reasonable absences due to illness excepted), shall faithfully and industriously perform such duties, and shall diligently follow and implement all management policies and decisions of the Company. Provided, the Executive may engage in other business activities that are unrelated to the Business of the Company and that does not impact upon or adversely affect the Business of the Company or the Executive's performance of duties hereunder.

3.       COMPENSATION.

         (a) Base Salary. In consideration for the Executive's services hereunder, the Company shall pay to the Executive an annual base salary in the amount of $300,000 for the first full twelve calendar months of the Term. Executive's annual base salary shall be reviewed at least annually by the Company's Board of Directors. The Company shall pay annual base salary in accordance with the normal payroll payment practices of the Company and subject to such deductions and withholdings as law or policies of the Company, from time to time in effect, require.

         (b) Bonus. In addition to the annual base salary payable under Section 3(a) hereof, the Executive shall be entitled to bonuses determined by the Board of Directors of the Company in accordance with an operating budget or other specific bonus criteria adopted by the Board of Directors of the Company for purposes of bonus calculations.

         (c) Vacation. The Executive shall be entitled to such vacation and time off with pay as generally may be available to executive employees of the Company from time to time.

         (d) Benefits. In addition to the annual base salary, bonus, and other benefits payable to the Executive hereunder as listed on Exhibit A hereto and made a part hereof, the Executive shall be entitled to such benefits as generally may be made available to executive employees of the Company from time to time; provided, however, that nothing contained herein shall require the establishment or continuation of any particular plan or program.

         (e) Expenses. The Executive shall be entitled to be reimbursed in accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by the Executive in connection with the performance of the Executive's duties of employment hereunder; provided, however, the Executive shall, as a condition of such

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reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Company.

4.       TERM, TERMINATION AND TERMINATION PAYMENTS.

         (a) Term. The term of this Agreement (the "Term") shall commence as of the date of this Agreement (the "Commencement Date") and shall expire, unless terminated earlier in accordance with Section 4(b), on the fifth anniversary of the Commencement Date, and will extend thereafter for additional terms of one year each, unless either party gives the other written notice sixty (60) days before the end of a term. Before the end of the Term, the Company and the Executive will discuss whether they mutually desire to renew or extend this Agreement.

         (b) Termination. This Agreement and the Executive's employment by the Company hereunder may only be terminated (i) by mutual agreement of the Executive and the Company; (ii) by the Executive without Good Reason upon not less than three (3) months prior notice to the Company; (iii) by the Executive with Good Reason upon not less than two (2) weeks prior notice to the Company; provided however that the Executive shall first give the Company written notice of any facts or circumstances upon which such termination with "Good Reason" is based and the Company shall thereafter have thirty (30) days to cure, or to begin a cure if completing a cure within thirty (30) days is not feasible and a plan acceptable to the Executive is submitted by the Company; (iv) by the Company without Cause; or (v) by the Company for Cause, provided however that the Company shall first give the Executive written notice of any facts or circumstances upon which such termination with Cause is based and the Executive shall thereafter have thirty (30) days to cure, or to begin a cure if completing a cure within thirty (30) days is not feasible, and a plan acceptable to the Company is submitted by the Executive. This Agreement shall also terminate immediately upon the death or the Disability of the Executive. Notice of termination by either the Company or the Executive shall be given in writing and shall specify the basis for termination and the effective date of termination.

         (c) Effect of Termination. Upon termination of this Agreement and the Executive's employment hereunder, the Company shall have no further obligation to the Executive or the Executive's estate with respect to this Agreement, except for payment of salary and provision of benefits, if any, accrued pursuant to Section 3(a) or 3(b) hereof and unpaid at the Termination Date, and termination payments, if any, set forth in Section 4(e), 4(f), or 4(g) hereof, as applicable, subject to the provisions of Section 12 hereof. Nothing contained herein shall limit or impinge any other rights or remedies of the Company or the Executive under any other agreement or plan to which the Executive is a party or of which the Executive is a beneficiary.

         (d) Survival. The covenants of the Executive in Sections 5, 6, 7, 8 and 9 hereof shall survive the termination of this Agreement and the Executive's employment hereunder and shall not be extinguished thereby.

         (e) Certain Terminations not in Connection with a Change in Control. Except as set forth in Section 4(b)(i) hereof, upon termination of the Executive's employment, more than six (6) months preceding or more than two (2) years after a Change in Control, by the Company without Cause or

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by Executive for Good Reason, the Company shall be obligated, in consideration of the covenants of the Executive in Section 5, 6 and 7 hereof, to continue to pay the Executive his annual base salary at the time of termination of employment for the remaining original Term of this Agreement; provided, however, that if such termination occurs on or within one year before a Change in Control, the aggregate amount payable shall not exceed the largest amount that could be paid to the Executive under Section 280G of the Internal Revenue Code, which when combined with all other " payments in the nature of compensation" (within the meaning of Section 280G) received by Executive, will not result in a "parachute payment" (within the meaning of such Section 280G), determined without regard to Section 280G(b)(5) thereof.

         (f) Certain Terminations in Connection with a Change in Control. Except as set forth in Section 4(b)(i) hereof, upon termination of Executive's employment, within six (6) months preceding or within two (2) years after a Change in Control, by the Company without Cause or by Executive for Good Reason, the Company shall be obligated in consideration of the covenants of the Executive in Section 5, 6 and 7 hereof, to pay the Executive a lump sum in cash immediately upon such termination equal to (i) the lessor of three times his average annual W-2 compensation for the five year period preceding the date on which the Change in Control occurs (or such shorter period of employment), or
(ii) the largest amount that could be paid to the Executive under Section 280G of the Internal Revenue Code, which when combined with all other "payments in the nature of compensation" (within the meaning of such Section 280G) received by Executive, will not result in a "parachute payment" (within the meaning of such Section 280G), determined without regard to Section 280G(b)(5) thereof.

         (g) Payments Upon Disability. If the Executive's employment under this Agreement should be terminated because of the Disability of the Executive, the Company shall be obligated to continue to pay the Executive his annual base salary for the remaining Term of this Agreement, but only in an amount in excess of the proceeds available to the Executive from one or more disability insurance policies or plans, if any, with respect to which the Company has paid the premiums.

5.       AGREEMENT NOT TO COMPETE.

         (a) The Executive agrees that commencing on the Commencement Date and continuing through the Applicable Period he will not (except on behalf of or with the prior written consent of the Company, which consent may be withheld in Company's sole discretion), within the Area, either directly or indirectly, on the Executive's own behalf, or in the service of or on behalf of others, engage in a Competing Business or provide managerial, supervisory, buying, sales, marketing, financial, administrative or consulting services or assistance (collectively "Prohibited Services") to, or own (other than ownership of less than five percent of the outstanding voting securities of an entity whose voting securities are traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System) a beneficial interest in any Competing Business. For purposes of this Section 5, the Executive acknowledges and agrees that the Business of the Company is conducted in the Area. Provided, notwithstanding anything to the contrary in the Asset Purchase Agreement which is executed in connection herewith and to which this Executive Employment Agreement is ancillary, in the event this noncompetition restriction in

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this Section 5(a) terminates, then the Agreement Not to Compete in Section 5.01 of the Asset Purchase Agreement as it applies to the Executive shall likewise terminate.

         (b) The parties further agree that Executive's performance of duties hereunder shall not constitute any breach of any agreement not to compete, agreement not to solicit employees and agreement not to solicit customers contained herein or in the Asset Purchase Agreement which is executed in connection herewith, and to which this Executive Employment Agreement is ancillary.

         (c) The Executive agrees that commencing on the Commencement Date and continuing through the Applicable Period, he will not, either directly or indirectly, on the Executive's own behalf or in the service of or on behalf of others, solicit or divert, or attempt to solicit or divert, for the purpose of providing the Prohibited Services, any individual or entity which was an actual or actively sought prospective client or customer of the Company or an Affiliate and with whom the Executive had direct or indirect contact as part of his employment during the Executive's last year of employment with the Company. For purposes of this Section 5(c), the Executive acknowledges and agrees that he is engaged in performing services under this Agreement related to actual and actively sought prospective clients or customers.

6.       AGREEMENT NOT TO SOLICIT EMPLOYEES.

         The Executive agrees that commencing on the Commencement Date and continuing through the Applicable Period, he will not, either directly or indirectly, on the Executive's own behalf or in the service of or on behalf of others, solicit, divert or hire, or attempt to solicit, divert or hire, any person employed by the Company or an Affiliate, whether or not such employee is a full-time employee or a temporary employee of the Company or an Affiliate and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

7.       OWNERSHIP AND PROTECTION OF PROPRIETARY INFORMATION.

         (a) Confidentiality. All Confidential Information and Trade Secrets and all physical embodiments thereof received or developed by the Executive while employed by the Company are confidential to and are and will remain the sole and exclusive property of the Company. Except to the extent necessary to perform the duties assigned to him by the Company, the Executive will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Executive to lose its character or cease to qualify as Confidential Information or Trade Secrets.

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         (b) Return of Company Property. Upon request by the Company, and in any event upon termination of the employment of the Executive with the Company for any reason, as a prior condition to receiving any final compensation hereunder (including any payments pursuant to Section 4(e) hereof), the Executive will promptly deliver to the Company all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in the Executive's custody, control or possession.

         (c) Survival. The covenants of confidentiality set forth herein will apply on and after the date hereof to any Confidential Information and Trade Secrets disclosed by the Company or developed by the Executive prior to or after the date hereof. These covenants restricting use of Confidential Information will continue and be maintained by the Executive for a period of two (2) years following the termination of this Agreement. The covenants restricting the use of Trade Secrets will continue and be maintained by the Executive following termination of this Agreement for so long as permitted by the Georgia Trade Secret Act of 1990, O.C.G.A. 10-1-760 through 10-1-767.

8.       Inventions.

         (a) Company Inventions. The Executive agrees that all Company Inventions conceived or first reduced to practice by the Executive during the Term of this Agreement, and all patent rights and copyrights to such Company Inventions shall become and remain the property of the Company, and the Executive hereby irrevocably assigns to the Company all of his rights to all Company Inventions. If the Executive conceives an Invention during the Term of this Agreement for which there is a reasonable basis to believe that the conceived Invention is a Company Invention, the Executive shall promptly provide a written description of the conceived Invention to the Company adequate to allow evaluation thereof for a determination by the Company as to whether the Invention is a Company Invention. Notwithstanding the foregoing, the provisions of this Section 8(a) shall not apply to any Invention that the Executive may develop without using the Company's equipment, supplies, facilities, or trade secret information, except for any Inventions that either
(i) relate at the time of conception or reduction to practice of the Invention to the Business of the Company, or to actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by the Executive for the Company.

         (b) Prior Inventions. If prior to the Commencement Date the Executive conceived any Invention or acquired any ownership interest in any Invention which (i) is the property of the Executive, or of which the Executive is a joint owner with another person or entity, (ii) is not described in any issued patent as of the Commencement Date, and (iii) would be a Company Invention if such Invention were made during the Term of this Agreement, then (A) with respect to any such Invention described in Exhibit A attached hereto, the Executive hereby agrees that such written description (but no rights to the Invention) is and shall remain the property of the Company and (B) with respect to any such Invention not described in Exhibit A attached hereto, the Executive hereby grants to the Company a nonexclusive, paid up, royalty-free license to use and practice such Invention, including a license under all patents to issue in any country which pertain to such Invention.

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         (c) Prior Patents. The Executive represents to the Company that the
Executive owns no patents or copyrights, individually or jointly with others, except those described in Exhibit A attached hereto.

         (d) Patent Applications. The Executive agrees that should the Company elect to file an application for patent protection, either in the United States or in any foreign country, on a Company Invention of which the Executive was an inventor, the Executive will execute all necessary truthful papers, including formal assignments to the Company relating to such patent applications. The Executive further agrees to cooperate with any attorneys or other persons designated by the Company by explaining the nature of any Company Invention for which the Company elects to file an application for patent protection, reviewing applications and other papers and providing any other cooperation reasonably required for orderly prosecution of such patent applications. The Company shall be responsible for all expenses incurred for the preparation and prosecution of all patent applications on Company Inventions filed by the Company.

9.       COPYRIGHTS.

         (a) Ownership and Assignment. The Executive acknowledges and agrees that any Works created by the Executive in the course of his employment hereunder are subject to the "Work for Hire" provisions contained in Sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code, and that all right, title and interest to copyrights in all Works which have been or will be prepared by the Executive within the scope of his employment hereunder shall be the property of the Company. The Executive further acknowledges and agrees that, to the extent the provisions of Title 17 of the United States Code do not vest in the Company the copyrights to any Works, the Executive will assign and hereby does assign to the Company all right, title and interest to copyrights which the Executive may have in such Works.

         (b) Registration. The Executive agrees to disclose to the Company all Works referred to in the immediately preceding paragraph and execute and deliver all applications for registration, registrations, and other documents relating to the copyrights to the Works and provide such additional assistance, as the Company may deem necessary and desirable to secure the Company's title to the copyrights in the Works. The Company shall be responsible for all expenses incurred in connection with the registration of all such copyrights.

         (c) Prior Works. The Executive claims no ownership rights in any Works, except as described in Exhibit A attached hereto.

10.      CONTRACTS OR OTHER AGREEMENTS WITH FORMER EMPLOYER OR BUSINESS.

         The Executive hereby represents and warrants that it is not subject to any employment agreement or similar document, except as previously disclosed and delivered to the Company, with a former employer or any business with which the Executive has been associated, which on its face prohibits the Executive during a period of time which extends through the Commencement Date from any of the following: (i) competing with, or in any way participating in a business which competes

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with the Executive's former employer or business; (ii) soliciting personnel of such former employer or business to leave such former employer's employment or to leave such business; or (iii) soliciting customers of such former employer or business on behalf of another business. The Executive hereby further represents and warrants that he has not executed any agreement with any other party which, on its face, purports to require the Executive to assign any Work or any Invention created, conceived or first reduced to practice by the Executive during a period of time which extends through the Commencement Date except as previously disclosed in writing to the Company.

11.      SEVERABILITY, ETC.

         The Executive agrees that the covenants and agreements contained in Sections 5, 6, 7, 8 and 9 hereof are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of the Company; that the Company is engaged in and throughout the Area in the Business of the Company; that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, the Company shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Executive of any of such covenants or agreements.

12.      NO SET-OFF.

         The existence of any claim, demand, action or cause of action by the Executive against the Company, or any Affiliate of the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of its rights hereunder. The existence of any claim, demand, action or cause of action by the Company against the Executive, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Executive of any of his rights hereunder.

13.      NOTICE.

         All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

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If to the Company:                 S Consulting, Inc.
                                   6600 Powers Ferry Road
                                   Suite 300
                                   Atlanta, Georgia 30339
                                   Attn: Gary M. Bremer, Chief Executive Officer

If to the Executive:               William J. Simione, Jr.
                                   185 Crestwood Terrace
                                   Orange, CT 06477


Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date hereof.

14.      MISCELLANEOUS.

         (a) Assignment. Neither this Agreement nor any right of the parties hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party.

         (b) Waiver. The waiver by the Company of any breach of this Agreement by the Executive shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

         (c) Jurisdiction. Any action to enforce any provision of this Agreement shall be brought only in a Federal or State Court located in the State of Georgia, and all parties hereto consent to and shall not contest jurisdiction in Georgia.

         (d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         (e) Entire Agreement. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements.

         (f) Amendment. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.

         (g) Severability. Each of the covenants and agreements hereinabove contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

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         (h) Captions and Section Headings. Except as set forth in Section 1 hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         IN WITNESS WHEREOF, the Company and the Executive have each executed and delivered this Agreement as of the date first shown above.

                                            COMPANY:

                                            S CONSULTING, INC.

                                            By:/s/ Gary M. Bremer
                                            --------------------------
                                            Gary M. Bremer

                                            Title: Chief Executive Officer

                                                  [CORPORATE SEAL]

                                            EXECUTIVE:

                                            /s/William J. Simone, Jr.
                                            --------------------------
                                            William J. Simione, Jr.

                                    EXHIBIT A

                       INVENTIONS, PATENTS AND COPYRIGHTS

1.       PREVIOUSLY CONCEIVED INVENTIONS

         [DESCRIBE ANY INVENTIONS WHICH THE EXECUTIVE DEVELOPED OR HAS AN OWNERSHIP INTEREST IN. IF NONE, INSERT "NONE". NOTE: With respect to any such Inventions not described herein, the Company shall have a nonexclusive, paid up, royalty-free license to use and practice such Invention, including a license under all patents to issue in any country which pertain to such Invention.]

                                      None


2.       PATENTS

         [LIST OR DESCRIBE ALL PATENTS WHICH THE EXECUTIVE OWNS INDIVIDUALLY, WITH OTHERS, OR FOR WHICH APPLICATIONS ARE PENDING. IF NONE, INSERT "NONE".]


                                      None


3.       COPYRIGHTS

         [DESCRIBE ANY WORKS FOR WHICH THE EXECUTIVE CLAIMS THE COPYRIGHT EITHER INDIVIDUALLY OR WITH OTHERS. IF NONE, INSERT "NONE".]


                                      None


                                     - 13 -